                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)
                    (formerly Software Professionals, Inc.)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)       Title of each class of securities to which transaction applies:

    2)       Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)       Proposed maximum aggregate value of transaction:

    5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:

    2)       Form, Schedule or Registration Statement No.:

    3)       Filing Party:

    4)       Date Filed:

                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 20, 1997


TO THE SHAREHOLDERS:

         Please take notice that the annual meeting of the shareholders of ENlighten Software Solutions, Inc., a California corporation (the "Company"), will be held on May 20, 1997, at 10:00 a.m., local time, at the Company's offices, located at 999 Baker Way, Fifth Floor, San Mateo, California 94404, for the following purposes:

         1.      To elect four directors to hold office for the ensuing year.

         2. To increase in aggregate the maximum number of shares of the Company's Common Stock issuable under its 1992 Stock Option Plan by 500,000 shares, from 1,000,000 shares to 1,500,000 shares, and to increase by 125,000, from 25,000 to 150,000, the number of shares that may be issued to any person during any fiscal year of the Company.

         3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 1, 1997, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

                                              By order of the Board of Directors

                                                    /s/ Michael A. Morgan
                                                    -----------------------
                                                    Michael A. Morgan, Secretary

San Mateo, California
April 22, 1997


--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign, and promptly mail the enclosed proxy card in the accompanying post-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
SOLICITATION AND VOTING OF PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

INFORMATION ABOUT ENLIGHTEN SOFTWARE SOLUTIONS, INC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Stock Ownership of Certain Beneficial Owners and Management  . . . . . . . . . . . . . . . . . . . . . . . .  2
         Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

EXECUTIVE COMPENSATION AND OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Stock Options Granted in 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         Option Exercises and 1996 Year-End Values  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Termination and Change of Control Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Compliance with Section 16(a) of the Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Changes to Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         New Plan Benefits Table  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

REPORT OF THE COMPENSATION COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

COMPARISON OF SHAREHOLDER RETURN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 20

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

TRANSACTION OF OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     OF ENLIGHTEN SOFTWARE SOLUTIONS, INC.

         The accompanying proxy is solicited by the Board of Directors of ENlighten Software Solutions, Inc., a California corporation (the "Company"), for use at its 1997 annual meeting of shareholders to be held on May 20, 1997, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The date of this Proxy Statement is April 22, 1997, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

                       SOLICITATION AND VOTING OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, and nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         Only shareholders of record on the close of business on April 1, 1997 will be entitled to vote at the meeting and any adjournment or postponement thereof. On April 1, 1997, there were 2,937,496 shares of the Company's Common Stock issued and outstanding that were held by 24 shareholders of record, and approximately 485 beneficial shareholders. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Each share of Common Stock is entitled to one vote, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (four), which votes may be cast for a single candidate or distributed among any or all of the candidates. No shareholder is entitled to cumulate votes with respect to a candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder or any other shareholder has given notice, at the meeting and prior to the voting, of his or her intention to cumulate his or her votes.

         The persons authorized to vote shares represented by executed proxies (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any and all nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld. If an executed proxy is submitted without any instruction for the voting of such proxy, the proxy will be voted in favor of the proposals described, but votes may be cumulated for less than all of the nominees for director.

         All valid proxies received before the meeting will be exercised. A shareholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

              INFORMATION ABOUT ENLIGHTEN SOFTWARE SOLUTIONS, INC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth as of February 28, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and the other most highly compensated executive officer of the Company in 1996, and
(iv) all executive officers and directors of the Company as a group.

                                                                                                PERCENT OF
                                                                                            ENLIGHTEN SOFTWARE
                                                                                              SOLUTIONS, INC.
                                                                     AMOUNT                    COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                                         OF SHARES                  OUTSTANDING(2)
------------------------                                            ---------                  -----------
Peter J. McDonald(3)  . . . . . . . . . . . . . . . . .               1,395,575                     47.2%

Kennedy Capital Management, Inc.
10829 Olive Blvd.
St. Louis, MO 63141 . . . . . . . . . . . . . . . . . .                 213,925                      7.3%

Michael A. Morgan(4)  . . . . . . . . . . . . . . . . .                  94,912                      3.1%

Peter J. Sprague(5) . . . . . . . . . . . . . . . . . .                  30,000                      1.0%

Bruce Cleveland(5)  . . . . . . . . . . . . . . . . . .                  15,000                         *

Executive officers and directors
as a group (6 persons)(6) . . . . . . . . . . . . . . .               1,576,060                     50.4%

__________________________________________

*        Less than 1%.

(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the business address of each of the beneficial owners listed is 999 Baker Way, Fifth Floor, San Mateo, CA 94404.

(2) The percentages shown in this column are calculated from the 2,935,273 shares of Common Stock outstanding on February 28, 1997, in addition to options held by that person that are currently exercisable or exercisable within 60 days following February 28, 1997, that are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3) Includes 18,571 shares subject to options which are exercisable within sixty days of February 28, 1997. Also includes 3,000 shares held by Mr. McDonald's children.

(4) Includes 92,487 shares subject to options which are exercisable within sixty days of February 28, 1997.

(5) Represents shares subject to options which are exercisable within sixty days of February 28, 1997.

(6)      Includes shares described in Notes 3, 4, and 5.

DIRECTORS AND EXECUTIVE OFFICERS.

         As of April 22, 1997 the Company's directors, all of whom are nominees to be elected at this meeting, and its executive officers were as follows:


                                              POSITION                                       DIRECTOR
           NAME                         WITH THE COMPANY                       AGE             SINCE
           ----                         ----------------                       ---           --------
Peter J. McDonald             Chairman of the Board of Directors,               49             1986
                              President, Chief Executive Officer, and
                              Director

Michael A. Morgan             Vice President, Finance and                       34             1991
                              Administration, Chief Financial Officer,
                              Secretary, and Director

Byron E. Jacobs               Vice President, Sales and Marketing               48               -

Mark Himelstein               Vice President, Engineering, and Chief            37               -
                              Technology Officer

Peter J. Sprague              Director                                          58             1994

Bruce Cleveland               Director                                          38             1994


         Mr. McDonald founded the Company in June 1986 and has served as Chairman of the Board, Director, President, and Chief Executive Officer since that date. From 1982 to 1986, Mr. McDonald was the Managing Director of Software Professionals Pty. Ltd., an Australian company that principally provided systems analysis and software programming and consulting services to the Australian banking community. Mr. McDonald managed the sales and marketing of the Australian company's consulting services and software products.

         Mr. Morgan joined ENlighten Software Solutions in May 1991 as Controller and became Vice President, Finance and Administration, Chief Financial Officer, Secretary, and Director in October 1991. Mr. Morgan served in various positions at KPMG Peat Marwick LLP in San Jose, California, from 1987 to 1991 most recently as manager. From 1985 to 1987, Mr. Morgan served as a Senior Accountant at Caruthers and Gard (subsequently acquired by Hood and Strong), in Palo Alto, California. Mr. Morgan is a certified public accountant in California.

         Mr. Jacobs joined ENlighten Software Solutions in March 1996 as Vice President, Sales and Marketing. From 1993 to February 1996, Mr. Jacobs served as Director of Marketing and Sales at Siren Software, a supplier of client/server UNIX-based messaging products (e.g. e-mail, fax, directory).
From 1992 to 1993, Mr. Jacobs was Vice President at Woodside Technologies (d.b.a. UNIX Central), a supplier of UNIX software and integration services. From 1990 to 1992, Mr. Jacobs served as Group Director, Direct Marketing Division at Oracle Corporation, a leading provider of relational database software and associated tools.

         Mr. Himelstein joined ENlighten Software Solutions in December 1996 as Vice President, Engineering. Since May 1991, Mr. Himelstein has also served as President of Himelsoft, Inc., a software consulting company. From March 1995 to June 1996, Mr. Himelstein served as Director of Open Systems Engineering at Apple Computers, Inc. responsible for the development of technology that enabled Macintosh applications to run on UNIX platforms. Mr. Himelstein served in various positions at MIPS Computer Systems, Inc. from May 1985 through May 1991, ending as an engineering manager.

         Mr. Sprague has served as a director of the Company since February 1994. From 1965 through 1995, Mr. Sprague served as Chairman of the Board of National Semiconductor Corporation, a leading manufacturer of semiconductor components and integrated circuits. In May 1988, Mr. Sprague founded Wave Systems Corp., an electronic information company, for which he currently serves as Chairman.

         Mr. Cleveland has served as a director of the Company since February 1994. Since May 1996, Mr. Cleveland has been the Vice President Marketing of Siebel Systems, Inc., an industry leading provider of sales and marketing information software systems. From October 1995 through April 1996, Mr. Cleveland served as the President of Component Integration Laboratories. From 1992 through October 1995, Mr. Cleveland was the Senior Director of Apple Computers' Open Systems Business Unit. In 1989, Mr. Cleveland co-founded Siren Software, an open systems company, where he was the Vice President of Marketing from 1989 to 1992.

         Meetings of the Board of Directors. During 1996, the Board of Directors of the Company held five meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which such director served during 1996.

         The Company's Audit Committee is comprised of Peter J. Sprague and Bruce Cleveland. The functions of the Audit Committee include recommending to the Board the retention of independent public accountants, reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit, reviewing the adequacy of accounting and financial controls, and reviewing the independence of the Company's independent public accountants. The Audit Committee of the Board of Directors held one meeting during 1996.

         The Company's Compensation Committee is comprised of Peter J. Sprague and Bruce Cleveland. The Compensation Committee reviews and determines compensation criteria for executive officers, including the Chief Executive Officer, and grants all stock options. The Compensation Committee of the Board of Directors held one meeting during 1996. For additional information about the Compensation Committee, see "Executive Compensation and Other Matters" and "Report of the Compensation Committee" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the compensation during the years ended December 31, 1996, 1995, and 1994 of the Chief Executive Officer of the Company and the Company's only other executive officer whose total compensation exceeded $100,000 for the year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                          Compensation
                                              Annual Compensation        Awards-Options
                                              -------------------           Granted            All Other
Name and Principal Position(s)    Year         Salary      Bonus            (Shares)          Compensation
------------------------------    ----         ------      -----         --------------       ------------
 Peter J. McDonald                1996        $227,083       -                  -               $7,606(1)
 President, Chief Executive       1995        $275,000     $25,000            7,500             $6,816(1)
   Officer, and Chairman of the   1994        $275,000       -                5,000             $8,412(1)
   Board

Michael A. Morgan                 1996         $92,500     $13,750           25,000                -
  Vice President, Finance and     1995         $82,714      $6,250            7,500                -
    Administration, and Chief     1994         $72,508     $25,000            5,000                -
    Financial Officer

(1)      Includes $6,816, $6,026, and $7,480 paid by the Company in 1996, 1995, and 1994, respectively, for a leased automobile used by Mr. McDonald. Also includes $790, $790, and $932 in 1996, 1995, and 1994, respectively, for a $1 million split-dollar life insurance policy issued on the life of Mr. McDonald. These portions of the total insurance payments made are treated as income to Mr. McDonald under IRS regulations. The Company pays a monthly premium of $2,500 on this policy. The Company will be reimbursed from the policy values in an amount equal to its cumulative premium contributions upon the earlier of (i) Mr. McDonald's death, (ii) Mr. McDonald's cancellation of the policy, or (iii) Mr. McDonald's request for release of the Company's contributions.

STOCK OPTIONS GRANTED IN 1996.

         The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during 1996 to the persons named in the Summary Compensation Table.

                             OPTION GRANTS IN 1996

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF
                                                                                        STOCK PRICE
                                                                                      APPRECIATION FOR
                        INDIVIDUAL GRANTS IN 1996                                      OPTION TERM(1)
 -------------------------------------------------------------------------         -------------------------
                                     % OF
                     NUMBER         TOTAL
                   OF SHARES       OPTIONS        EXERCISE
                   UNDERLYING      GRANTED         PRICE
                    OPTIONS       EMPLOYEES         PER         EXPIRATION
    NAME           GRANTED(2)      IN 1996        SHARE(3)         DATE              5%                10%
    ----           ----------     ---------       --------      ----------         -------           -------
 Peter J.              -              -              -              -                 -                 -
   McDonald
 Michael A.          25,000          6.5%          $2.06         4/23/06           $32,388           $82,078
   Morgan



(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions, and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) All options granted in 1996 were granted pursuant to the Company's 1992 Stock Option Plan. These options, except as noted, vest and become exercisable at the rate of one-seventh six months from the date of grant and 1/42nd per month thereafter for each full month of the optionee's continuous employment by the Company. Under the Company's 1992 Stock Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options. See "Termination and Change of Control Arrangements".

(3)      All options were granted at market value on the date of grant

OPTION EXERCISES AND 1996 YEAR-END VALUES.

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in 1996 and unexercised options held as of December 31, 1996 by the persons named in the Summary Compensation Table.

                      AGGREGATE OPTION EXERCISES AND 1996
                                YEAR-END VALUES

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                   NUMBER OF                                                              ANNUAL RATES OF
                     SHARES                                                             VALUE OF UNEXERCISED
                  ACQUIRED ON         VALUE           NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                   EXERCISE          REALIZED         OPTIONS AT 12/31/96(1)                 AT 12/31/96(2)
                  -----------        --------      ---------------------------     -----------------------------
    NAME                                           EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    ----                                           -----------   -------------     -----------     -------------
 Peter J.                -                -          16,756           6,994              $379             $371
 McDonald
 Michael A.           10,000          $44,571        88,853          26,670          $145,798          $31,433
 Morgan

(1) Company stock options generally vest one-seventh six months from the date of grant and 1/42nd per month thereafter for each full month of the optionee's continuous employment by the Company. Options are exercisable only to the extent vested.

(2) The value of the unexercised in-the-money options is based on the closing price of the Company's Common Stock ($3.50 per share) on December 31, 1996, and is net of the exercise price of such options.

COMPENSATION OF DIRECTORS.

         Directors who are not employees of the Company receive between $500 and $750 for attendance at each Board Meeting. Additionally, the Company's 1992 Stock Option Plan (the "Option Plan") provides that the Board has no authority, discretion, or power to grant options to any independent directors. Instead, each nonemployee director is automatically granted a nonqualified stock option to purchase 5,000 shares of Common Stock upon initial appointment or election and, for each year that a nonemployee director continues to serve on the Board, options to purchase 5,000 shares of Common Stock on the anniversary date of such initial appointment or election. Such options vest quarterly over a three year period. Options to purchase 5,000 shares at an exercise price of $1.70 per share were granted to Messrs. Sprague and Cleveland in February 1996.

         Directors who are employees of the Company do not receive any compensation for their services as directors.

TERMINATION AND CHANGE OF CONTROL ARRANGEMENTS.

         The Company has entered into agreements with its executive officers, other than the CEO, providing for benefits upon termination and in the event of a "Change of Control" (as defined in the agreements).

         The agreements provide that in the event of a Change in Control, if an executive officer's employment is terminated by the Company or its successor within twelve (12) months of a Change in Control, other than for cause, or if an executive officer terminates his employment because of a change in duties, or in certain other circumstances, the executive officer shall be entitled to the following: (i) a one-time payment equal to the greater of twelve (12) months of his then-current base salary; (ii) full vesting in all stock options; and (iii) payment of the executive officer's targeted incentive compensation or bonus for that fiscal year.

         The agreements also provide that executive officers shall receive payment equal to three (3) months to one (1) year's then-current base salary in the event the executive officer is terminated by the Company other than for "Cause", or if the executive officer terminates his employment with the Company for "Good Reason" (as those terms are defined in the agreements).

         The Option Plan provides that in the event of certain mergers, sales of assets, or sales by the shareholders of substantially all of their voting stock in the Company constituting a "Transfer of Control," as defined in the Option Plan, the Board may, in its sole discretion, arrange for the surviving, continuing, successor, or purchasing corporation or a parent corporation thereof, as the case may be (the "Acquiring Corporation"), to either assume the Company's rights and obligations under outstanding stock option agreements under the Option Plan (the "Options") or substitute options for the Acquiring Corporation's stock for such outstanding Options. The Board may also provide that any options that are not assumed or substituted for by the Acquiring Corporation will be fully exercisable as of a date prior to the Transfer of Control. An Option will terminate effective as of the date of the Transfer of Control to the extent that the Option is neither assumed by the Acquiring Corporation, nor exercised as of the date of the Transfer of Control.

         The Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") provides that in the event of a "Transfer of Control," as defined in the Purchase Plan, the Board may, in its sole discretion, arrange for the assumption of the Company's rights and obligations under the Purchase Plan by the acquiring or successor corporation. All purchase rights shall terminate if no assumption occurs.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock were complied with in 1996, except for a statement of initial beneficial ownership for Mark Himelstein, the Company's Vice President, Engineering, in December 1996 for the ownership of options exercisable for 25,000 shares of the Company's Common Stock which was reported late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         For transactions between the Company and its officers, directors, and holders of more than 5% of its outstanding common stock, see "Summary Compensation Table", "Stock Options Granted in 1996", "Option Exercises and 1996 Year-End Values", and "Compensation of Directors".

         All future transactions, including loans, between the Company and its officers, directors, principal shareholders, and their affiliates will continue to be approved by the Board, including a majority of the disinterested directors.

CHANGES TO BENEFIT PLANS.

         The Company has proposed an amendment to increase the shares reserved under the Option Plan. From the inception of the Option Plan through February 28, 1997, Messrs. McDonald and Morgan have received total stock option grants of 23,750 shares and 50,875 shares, respectively; all current executive officers as a group (4 persons) received stock option grants for 149,625 shares; all current directors who are not executive officers as a group (2 persons) received stock option grants for 65,000 shares; and all employees other than current executive officers received stock option grants for 742,375 shares. Mr. Morgan's and Mark Himelstein's grants represent 5.3% and 5.2%, respectively, of all grants under the Option Plan through February 1997. No other person has received grants of 5% or more of the options granted under the Option Plan.

         In addition to the increase in the share reserve, the Board has amended the 1992 Stock Option Plan, subject to shareholder approval, to increase the limit on the number of shares that may be granted to any employee under the Option Plan to 150,000 shares within any fiscal year. Although the Company does not typically grant options which would approach these limits, such amendment will allow increased option grants to executive officers under the Option Plan to continue to meet one of the requirements for exemption from the $1,000,000 cap on deductibility of executive officer compensation imposed by the Internal Revenue Code Section 162(m).

         The following table sets forth grants of stock options to be received under the Option Plan during the year ended December 31, 1997 by (1) the Chief Executive Officer of the Company and the Company's only other executive officer whose total compensation exceeded $100,000 for the year ended December 31, 1996; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group. Grants under the Option Plan are made at the discretion of the Compensation Committee of the Board of Directors, except that non-employee directors automatically receive grants for 5,000 shares if they continue to serve as directors through the anniversary of their election to the Board. Accordingly, future grants under the Option Plan to all persons other than non-employee directors are not yet determinable.









                               NEW PLAN BENEFITS

                                             EXERCISE
                                               PRICE          NUMBER OF
            NAME AND POSITION               (PER SHARE)        SHARES
            -----------------               -----------       ---------

 Peter J. McDonald                               -                -(1)
 President, Chief Executive Officer,
 and Chairman of the Board

 Michael A. Morgan                               -                -(1)
 Vice President, Finance and
 Administration, and Chief Financial
 Officer

 Executive Group (4 persons)                     -                -(1)

 Non-Executive Director Group                  $3.40           10,000(2)
 (2 persons)

 Non-Executive Officer Employee Group            -                -(1)

__________________________________________

(1) Future grants to employees under the Option Plan are discretionary and are therefore not determinable.

(2) Both non-employee directors received an automatic grant of 5,000 shares at an exercise price of $3.40 in February 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors is comprised of two outside directors of the Company. No member is a current or former officer or employee of the Company.

Overview and Policies for 1996

         The Committee is responsible for setting and administering the policies governing compensation of the Company's employees, including its executive officers. The objectives of the Company's executive officer compensation policy are to attract, retain, and reward executive officers who contribute to the Company's success and to motivate these executives to achieve the Company's business objectives.

         The Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company, and their contribution to that performance. It is a policy of the Committee that a portion of each officer's compensation be contingent upon the Company's performance as well as individual level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) quarterly and/or annual variable performance awards payable in cash and tied to the achievement of quarterly and/or annual financial or other performance goals established by the Committee, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests among the executive officers and the Company's shareholders. The Committee also compares aggregate executive compensation as well as compensation for each executive with similarly-sized high technology companies in the Company's geographic location.

         The Committee strongly believes that employee compensation should be based in part on the Company's performance and utilizes stock options and incentive bonuses to accomplish this goal. The Committee believes that equity ownership by employees, including executive officers, serves to align their interests with the interests of shareholders by providing the employees with incentive to build shareholder value.

         Quarterly and annual bonuses are earned by each executive officer on the basis of the Company's achievement of corporate and business unit performance targets established by the Committee at the start of the year. The individual bonus targets for 1996 were based on attainment of predetermined quarterly and annual financial targets, as well as other management objectives. In 1996, the Company achieved its quarterly financial targets in the first and third quarters, and any bonus compensation was earned and paid accordingly.
The Company did not achieve its annual financial targets, therefore, no annual bonus compensation was earned by any executives.

         Generally, stock option grants are reviewed annually by the Committee. Grants are designed to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each executive officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and the base salary associated with that position, the size of comparable grants made to individuals in similar positions in the industry, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods, and the number of options held by the individual at the time of grant. The relative weight given to these factors varies with each individual in the sole discretion of the Committee.

Chief Executive Officer Compensation

         The Committee annually reviews the performance and compensation of the President and Chief Executive Officer, Peter J. McDonald, based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Effective January 15, 1996, Mr. McDonald's base salary was $225,000, reduced from $275,000 in 1995. This adjustment was made due to poor corporate performance in 1995 and such reduction was in conjunction with a corporate restructuring in January 1996, which included a reduction in force. In addition, Mr. McDonald's potential quarterly or annual bonuses were suspended, with the Compensation Committee retaining the right to award discretionary bonuses. Based upon Company performance during 1996, Mr. McDonald was not awarded any discretionary quarterly or annual bonuses in 1996.

 Deductibility of Executive Compensation

         The Company has considered the amendments to the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any such officers in any year and does not qualify for an exception under the statute or proposed regulations. The Compensation Committee in February 1994 established a limit of 25,000 shares per employee per fiscal year. In February 1997, the Committee concluded that it would be advisable to increase the per employee limitations on the granting of options under the Option Plan to assist in the qualification of compensation recognized in connection with the exercise of the anticipated larger options for an exemption. See "Proposal to Amend the 1992 Stock Option Plan." The Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no other action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                                          COMPENSATION COMMITTEE

                                                                 Bruce Cleveland
                                                                Peter J. Sprague

                        COMPARISON OF SHAREHOLDER RETURN

         Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Computer and Data Processing Stocks Index and the Nasdaq Stock Market (US) Index for the period commencing on April 30, 1994, and ending on December 31, 1996.(1)

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               FROM APRIL 30, 1994 THROUGH DECEMBER 31, 1996:(2)

        ENLIGHTEN SOFTWARE SOLUTIONS, INC., THE NASDAQ COMPUTER AND DATA
         PROCESSING STOCKS INDEX, AND THE NASDAQ STOCK MARKET (US) INDEX





                                                                      Nasdaq Computer and
                                                   ENlighten Software   Data Processing      Nasdaq Stock
                                                    Solutions, Inc.      Stocks Index        Market (US)
                                                   ------------------------------------------------------
                 April 30, 1994                         $100.00             $100.00            $100.00
                 December 31, 1994                       $80.59             $119.85            $103.38
                 December 31, 1995                       $43.90             $182.53            $146.20
                 December 31, 1996                       $68.29             $225.41            $179.84

____________

(1) The Company's initial public offering was effective on April 19, 1994. The market indices used are only available at the end of each month.

(2) Assumes that $100.00 was invested on April 30, 1994 in the Company's Common Stock, at the closing sales price, and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                             ELECTION OF DIRECTORS

         Four directors of the Company are to be elected for the ensuing year or until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Please see "Information About ENlighten Software Solutions, Inc. - Directors and Executive Officers" above for information concerning the nominees.

         If elected, each nominee will hold office until the next annual meeting of shareholders or until his successor is elected and qualified, unless he resigns or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

         The persons named in the accompanying form of proxy will vote the shares represented thereby for the following nominees, but may cumulate the votes for less than all of the nominees, as permitted by the laws of the State of California, unless otherwise instructed. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

         If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected directors.

                  PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN

         The Board of Directors and the Company's sole shareholder initially approved the adoption of the 1992 Stock Option Plan (the "Option Plan") on October 30, 1992 and September 10, 1993, respectively. On February 14, 1994 and February 15, 1994, respectively, the Board of Directors and the sole shareholder approved amendments to the Option Plan to provide for the automatic grant of options to nonemployee directors of the Company. On May 15, 1995, the Company's shareholders approved an amendment to the Option Plan to increase the aggregate maximum number of shares of the Company's Common Stock issuable under the Option Plan by 590,000 shares, from 410,000 shares to 1,000,000 shares. As of February 28, 1997, 376,525 shares remained available for future stock option grants. On February 4, 1997, the Board of Directors amended the Option Plan, subject to shareholder approval, to increase the total number of shares reserved for issuance under the Option Plan to 1,500,000 shares, and to increase the per employee limitation from 25,000 shares to 150,000 shares per fiscal year.

         The rapid increase in the competitive environment for employees in the Company's industry and geographic region, and the Company's need to attract, hire and retain high caliber employees, including at the executive management level, has made it incumbent on the Company to issue more options than originally planned for, both in aggregate as well as to individuals. Due to the limited number of remaining shares, the Board of Directors believes it appropriate at this time to seek shareholder approval of an amendment to the Option Plan, authorizing an increase of an additional 500,000 shares for future stock option awards.

         Effective January 1, 1994, the Internal Revenue Code was amended to impose a cap on the amount of executive compensation recognized by a corporation's five most highly compensated executive officers that the corporation may deduct, set at $1,000,000 per executive per year. To facilitate the Company's ability to continue to deduct in full all amounts of income recognized by the Company's executive officers upon exercise of stock options, as discussed below under "Summary of Federal Income Tax Consequences of the Option Plan," in 1994 the Board adopted and the shareholders approved a per person share limitation of 25,000 shares per fiscal year. Due to the competitive environment for employees in the Company's industry and geographic region, the Board has amended the Option Plan, subject to shareholder approval, to increase this per person limitation to 150,000 shares per fiscal year.

         The Board of Directors believes that approval of the amendment to the Option Plan to increase the amount of shares issuable to an individual, and to make available an adequate number of shares for the future grant of stock options, is in the best interests of the Company and its shareholders because stock options serve to align the long-term interests of the optionees and the shareholders and are an important factor in attracting, motivating, and retaining qualified personnel essential to the success of the Company.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN AS AMENDED

         The following summary of the Option Plan as amended is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

         General. The Option Plan provides for the grant of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. Currently, a maximum of 1,000,000 of the authorized but unissued shares of the Company's Common Stock may be issued upon the exercise of options under the Option Plan. The Board has amended the Option Plan, subject to shareholder approval, to increase by 500,000 to 1,500,000 the aggregate maximum number of shares that may be issued thereunder. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Employee Option Limit (as defined below), and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full, the shares for which the option has not been exercised are returned to the Option Plan and become available for future grant.

         Administration. The Option Plan is administered by the Board or a duly appointed committee of the Board (together, the "Administrator").
However, with respect to the participation of individuals who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan and limitations on the exercise of discretion with respect to Director Options, the Administrator determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of vesting and exercisability of each option, the type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Administrator will interpret the Option Plan and options granted under the Option Plan, and all determinations of the Administrator will be final and binding on all persons having an interest in the Option Plan or any option.

         Employee Options. All employees (including officers and directors who are also employees), consultants, advisors or other independent contractors of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to receive Employee Options under the Option Plan. Employee Options may also be granted to prospective employees or consultants in connection with written offers of employment. As of February 28, 1997, the Company had approximately 51 employees, including four executive officers, and approximately 5 consultants, advisors, and other independent contractors. Only employees may be granted incentive stock options.

         Currently, the Option Plan limits the number of shares for which Employee Options may be granted to any person within any fiscal year of the Company to 25,000 (the "Employee Option Limit"). The Board has amended the Option Plan, subject to shareholder approval, to increase by 125,000 to 150,000, the number of shares that may be issued to any person during any fiscal year of the Company. The Company intends that compensation related to Employee Options granted under the Option Plan qualify for the "performance-based compensation" exemption under Section 162(m) of the Code.
Section 162(m) generally limits the deductibility by the Company for federal income tax purposes of compensation paid to certain executive officers.

         Each Employee Option is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an incentive stock option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. However, the per share exercise price of any Employee Option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the term of any such option cannot exceed five years. The per share exercise price of a nonstatutory stock option may be no less than 85% of the fair market value of a share of the Common Stock on the date of grant. On April 14, 1997, the closing price of the Company's Common Stock, as reported by the Nasdaq National Market, was $2.38 per share.

         Generally, Employee Options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. However, the Administrator may restrict the forms of payment permitted in connection with any option grant or may grant options permitting payment of the exercise price with a recourse promissory note in a form approved by the Company.

         Employee Options become exercisable and vested at such times as specified by the Administrator. Generally, Employee Options become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of Employee Options is ten years. Employee Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         Director Options. Only members of the Board of Directors who are not employees of the Company or any parent or subsidiary corporation of the Company ("Outside Directors") are eligible to receive Director Options under the Option Plan. As of April 21, 1995, the Company had two Outside Directors. Director Options are nonstatutory stock options.

         The Director Option component of the Option Plan is intended to constitute a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act. Accordingly, Director Options are granted automatically and without the Administrator's discretion as to eligibility to receive Director Options or the amount, price and timing of Director Options. The Option Plan provides that on the first anniversary of the effective date (February 14, 1994) of the amendment to the Option Plan authorizing the grant of Directors Options (the "Effective Date"), each Outside Director who held office on the Effective Date is automatically granted a Director Option for 5,000 shares of the Company's Common Stock. Each new Outside Director first appointed or elected to the Board after the Effective Date will automatically receive a Director Option for 5,000 shares on the date of such appointment or election. In addition, each Outside Director will automatically receive an annual grant of a Director Option for 5,000 shares. The annual grant will be made on the anniversary of the Effective Date for each Outside Director holding office on the Effective Date or on the anniversary of an Outside Director's initial Director Option grant for all other Outside Directors.

         Each Director Option is evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of each Director Option is the fair market value of a share of the Company's Common Stock on the date of grant. Director Options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these.

         Director Options become exercisable in twelve approximately equal quarterly installments, subject to the Outside Director's continued service on the Board, and terminate ten years after the date of grant. Director Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         Transfer of Control. A "Transfer of Control" will be deemed to occur upon any of the following events in which the shareholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company, or (ii) a merger in which the Company is a party.

A Transfer of Control will also occur in the event of the sale, exchange or transfer (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company. If a Transfer of Control occurs, the Board of Directors may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the "Acquiring Corporation") to either assume outstanding options or substitute options for the Acquiring Corporation's stock for the outstanding options. However, if the Acquiring Corporation does not assume or substitute for outstanding options in connection with a Transfer of Control, the Board of Directors may provide that any unexercisable portion of the outstanding options will be fully exercisable as of a date prior to the Transfer of Control. Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date.

         Termination or Amendment. Unless sooner terminated, no options may be granted under the Option Plan after February 14, 2004. The Administrator may terminate or amend the Option Plan at any time, but, without shareholder approval, the Administrator may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

         The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by
Section 162(m) of the Code.

         The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.

         The affirmative vote of a majority of the votes present and voting at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company entitled to vote is present, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions, and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will have no effect on the outcome of this vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE AGGREGATE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUABLE UNDER ITS 1992 STOCK OPTION PLAN BY 500,000 SHARES, FROM 1,000,000 SHARES TO 1,500,000 SHARES, AND TO INCREASE BY 125,000, FROM 25,000 TO 150,000, THE NUMBER OF SHARES THAT MAY BE ISSUED TO ANY PERSON DURING ANY FISCAL YEAR OF THE COMPANY.

        PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company for the year ending December 31, 1997. KPMG Peat Marwick LLP has acted in such capacity since its appointment in 1991. A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of shareholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes against, abstentions, and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor "broker non-votes" will be counted as having been cast affirmatively or negatively on the proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         Proposals from shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices located at 999 Baker Way, Fifth Floor, San Mateo, California 94404, no later than December 23, 1997, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1997 annual meeting of shareholders of ENlighten Software Solutions, Inc. other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                                    /s/ Michael A. Morgan
                                                    ------------------------
                                                    Michael A. Morgan, Secretary
 April 22, 1997

                       ENLIGHTEN SOFTWARE SOLUTIONS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS



         The undersigned hereby appoints Peter J. McDonald and Michael A. Morgan and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of ENlighten Software Solutions, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held at 999 Baker Way, Fifth Floor, San Mateo, California on Tuesday, May 20, 1997, at 10:00 a.m. Pacific Standard Time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, and (2) in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of (1) Notice of Annual Meeting of Shareholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company on Form 10-KSB for the year ended December 31, 1996.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         1.      Election of the following directors:

                          [ ]  FOR the nominees         [ ]  WITHHOLD AUTHORITY
                               listed below (except          to vote for the
                               as marked to the              nominees listed
                               contrary below).              below.

 (INSTRUCTION:  To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                    Peter J. McDonald
                                    Michael A. Morgan
                                    Peter J. Sprague
                                    Bruce Cleveland

         2. To approve an amendment to the ENlighten Software Solutions, Inc. 1992 Stock Option Plan to increase the aggregate maximum number of shares of Common Stock which may be issued thereunder by 500,000, from 1,000,000 to 1,500,000, and to increase the number of shares that may be issued to any person during any fiscal year of the Company by 125,000, from 25,000 to 150,000.

        [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN

         3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the year ending December 31, 1997.

        [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN


 Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

 The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, and 3.

 [ ]     Check here for address change and note at right.

 [ ]     Check here if you plan to attend the annual meeting.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.



                                             Dated  ______________________, 1997





                                        ----------------------------------------
                                                         (Signature)


                                        ----------------------------------------
                                                         (Signature)